Exhibit 99.1

Falcon’s Beyond Global Announces Filing of Information Statement Relating to Mandatory Exchange of Warrants Aimed at Simplifying the Company’s Capital Structure

Orlando, FL (December 16, 2024) — Falcon’s Beyond Global, Inc. (Nasdaq: FBYD) (“Falcon’s Beyond,” “Falcon’s,” or the “Company”), a leading innovator in immersive storytelling through its divisions Falcon’s Creative Group (“FCG”), Falcon’s Beyond Destinations (“FBD”), and Falcon’s Beyond Brands (“FBB”), today is pleased to announce that it has filed with the Securities and Exchange Commission its definitive Information Statement on Schedule 14C (the “Information Statement”) pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended. The purpose of the Information Statement is to notify holders of the Company’s publicly-traded warrants (the “Warrants”) of the mandatory exchange of the Warrants on October 6, 2028 (the “Exchange Date”) for shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) at an exchange ratio of 0.25 shares of Class A Common Stock per Warrant (the “Exchange Ratio”). The Company mailed the Information Statement to the holders of the Warrants on December 13, 2024.

The mandatory exchange is pursuant to an amendment dated November 15, 2024 to the warrant agreement, dated November 3, 2023, by and between the Company and Continental Stock Transfer & Trust Company, the Warrant Agent. The amendment was authorized by holders of more than 50% of the Warrants.

This initiative simplifies the Company’s capital structure and provides an opportunity for Warrant holders to convert their holdings into equity in Falcon’s Beyond at a fixed exchange ratio.

“We are pleased to announce the Warrant exchange as part of our efforts to simplify our capital structure. It’s great to see Warrant holders actively working with us to achieve an amendment that we believe benefits to both the Company and its Warrant holders by increasing the chances that all Warrant holders receive an economic benefit from their Warrants, improving the probability of economic accretion to our stockholders by reducing the potential dilutive impact of the warrants, thereby providing us with more flexibility for financing our operations,” said Simon Philips, President of Falcon’s Beyond. “This action underscores our commitment to maximizing stockholder value and reflects our focus on creating an environment conducive to supporting the chances of long-term stock price appreciation.”

The Amendment will become effective on January 14, 2025 (the “Effective Date”), the next business day following the twentieth business day after the mailing of the Information Statement to the holders of the Warrants. From the Effective Date until the Exchange Date, the Warrants will no longer be exercisable and will only entitle holders to receive shares of Class A Common Stock at the Exchange Ratio on the Exchange Date. The Warrants are expected to remain listed on Nasdaq until the Exchange Date, although continued listing after the Effective Date cannot be guaranteed.

After the Effective Date, the Exchange Ratio will be appropriately adjusted in the event of any stock dividend, stock split, consolidation, combination, reverse stock split, or reclassification of shares of Class A Common Stock or other similar event. The Exchange Ratio will not be adjusted after the Effective Date to reflect the stock dividend declared by the Company on September 30, 2024 and payable on December 17, 2024.

For more information and the detailed description of the Amendment, see the Definitive Information Statement on Schedule 14C, filed by Falcon’s with the SEC on December 13, 2024.

###

About Falcon’s Beyond

Falcon’s Beyond is a visionary innovator in immersive storytelling, sitting at the intersection of three potential high growth business opportunities: content, technology, and experiences. Falcon’s Beyond propels intellectual property (IP) activations concurrently across physical and digital experiences through three core business units:

●	Falcon’s Creative Group creates master plans, designs attractions and experiential entertainment, and produces content, interactives, and software.

●	Falcon’s Beyond Destinations develops a diverse range of entertainment experiences using both Falcon’s Beyond owned and third party licensed intellectual property, spanning location-based entertainment, dining, and retail.

●	Falcon’s Beyond Brands endeavors to bring brands and intellectual property to life through animation, movies, licensing and merchandising, gaming as well as ride and technology sales.

Falcon’s Beyond also invents immersive rides, attractions, and technologies for entertainment destinations around the world.

FALCON’S BEYOND and its related trademarks are owned by Falcon’s Beyond.

Falcon’s is headquartered in Orlando, Fla. Learn more at falconsbeyond.com.

Falcon’s Beyond may use its website as a distribution channel of material Company information. Financial and other important information regarding the Company is routinely accessed through and posted on our website at https://investors.falconsbeyond.com.

In addition, you may automatically receive email alerts and other information about Falcon’s when you enroll your email address by visiting the Email Alerts section at https://investors.falconsbeyond.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, words such as “will”, “expected” and similar expressions identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those expressed in or implied by the forward-looking statements, including (1) our ability to maintain the listing of our Warrants on Nasdaq or to list the shares of Class A Common Stock issuable upon the Exchange on Nasdaq; (2) the concentration of share ownership and the significant influence of the Demerau Family and Cecil D. Magpuri, (3) our continued compliance with Nasdaq continued listing standards, (4) risks related to our Up-C entity structure and the fact that we may be required to make substantial payments to certain unitholders under our Tax Receivable Agreement, and the risks disclosed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on April 29, 2024, and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements herein speak only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts:

Media Relations:

Kathleen Prihoda, Falcon’s Beyond
kprihoda@falconsbeyond.com

Investor Relations:

ir@falconsbeyond.com